UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2015

DTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

(818) 436-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of DTS, Inc. (the “Company”) approved an amendment (the “Amendment”) to the DTS, Inc. 2014 New Employee Incentive Plan (the “2014 Plan”) to increase the number of shares of the Company’s common stock available for issuance under the 2014 Plan by 150,000 shares, primarily for the purpose of granting stock awards to new employees from the Company’s recent acquisition of iBiquity Digital Corporation (“iBiquity”) on October 1, 2015. The Amendment was adopted by the Committee without stockholder approval pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules.

Also on October 8, 2015, in light of the closing of the iBiquity acquisition, the Committee adopted an Amended and Restated 2015 Executive Incentive Compensation Plan (the “2015 ICP”), in which certain of the Company’s executive officers are eligible to participate. The 2015 ICP replaces the 2015 Executive Incentive Compensation Plan previously adopted by the Committee on February 11, 2015. The 2015 ICP is a cash bonus plan which is designed to align incentive awards with the Company’s corporate objectives. The parameters of the 2015 ICP provide for target and maximum award levels, as a percentage of salary, based upon the achievement of certain specified targets and objectives. The 2015 base salaries and bonus payout levels under the 2015 ICP, subject to the Company’s performance relative to the targets and objectives, are as follows:

Recipients	Title	Salary	Target Award as a Percentage of Base Salary (%)	Maximum Award as a Percentage of Base Salary (%)
Jon E. Kirchner	Chairman and Chief Executive Officer	$550,000	100.0	150.0
Melvin L. Flanigan	Executive Vice President, Finance and Chief Financial Officer	$339,500	60.0	90.0
Brian D. Towne	Executive Vice President and President DTS Asia Pacific	$371,300	70.0	105.0
Frederick L. Kitson	Executive Vice President and Chief Technology Officer	$383,750	60.0	90.0
Blake A. Welcher	Executive Vice President, Legal and General Counsel	$348,000	65.0	97.5

The 2015 ICP is designed to encourage the rapid and successful integration of the iBiquity acquisition and is structured into two components: (i) 2015 financial and strategic objectives and (ii) specific acquisition integration objectives. Under the 2015 ICP, 40% of an executive’s target opportunity is weighted on the Company’s overall 2015 financial and strategic performance and 60% is weighted on the execution of specific integration objectives relating to the iBiquity acquisition. All of the targets and objectives of the 2015 ICP have been established in advance and approved by the Committee. Following the funding of the 2015 ICP based on the achievement of the financial targets, strategic objectives and integration objectives, an individual performance multiplier rating will be applied to recognize the specific performance for each executive. Under the terms of the 2015 ICP, any bonus amounts determined under the formulae described above may be adjusted in order to ensure that they are appropriate in light of the performance factors relevant to the particular executive, including discretionary adjustments based on other non-financial performance related metrics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: October 14, 2015
	By:	/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance
and Chief Financial Officer
(principal financial and
accounting officer)